EX 99.28(h)(6)(vii)

Amendment to
Amended and Restated Transfer Agency Agreement
Between JNL Variable Fund LLC and Jackson National Asset Management, LLC

This Amendment is by and between JNL Variable Fund LLC, a Delaware limited liability company (“Fund”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Witnesseth

Whereas, the Fund and JNAM entered into an Amended and Restated Transfer Agency Agreement dated February 28, 2012, as amended (“Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate fund of shares (each a “fund”) of the Fund.

Whereas, the following fund name change has been approved by the Board of Managers of the Fund:

Fund Name Change:

JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund; and

Whereas, pursuant to the approval of the fund name change, as outlined above, the parties have agreed to amend Schedule A of the Agreement to:

-	change the JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 25, 2016, attached hereto.

2.
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

3.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the parties have caused this Amendment to be executed, effective April 25, 2016.

Attest:	JNL Variable Fund LLC

/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
Norma M. Mendez	Name:	Kristen K. Leeman
	Title:	Assistant Secretary

Attest:	Jackson National Asset Management, LLC

/s/ Norma M. Mendez	By:	/s/ Mark D. Nerud
Norma M. Mendez	Name:	Mark D. Nerud
	Title:	President and CEO

Schedule A
Dated April 25, 2016
(List of Funds)

Funds

JNL/Mellon Capital Dow Index Fund
JNL/Mellon Capital Global 30 Fund
JNL/Mellon Capital Nasdaq® 100 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Technology Sector Fund

A-1